Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter “Agreement”) is made and entered into by and between Jacques Driscoll (hereinafter “Employee”) and Hudson United Bancorp and Hudson United Bank (hereinafter collectively referred to as the “Bank”) as of April 20, 2005.

WHEREAS, Employee has been employed by the Bank since on or about May 28, 2004; and

WHEREAS, Employee and Bank have agreed that Employee’s employment and position as an officer of the Bank and any affiliates will terminate effective as of April 29, 2005 (“Termination Date”); and

WHEREAS, Employee and the Bank wish to enter into this Agreement to provide for certain consideration to Employee and to address certain rights and obligations of the parties before and following the Termination Date;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:

1.      Upon receipt of a copy of this Agreement signed by Employee, and upon expiration of the revocation period set forth in paragraph 8 below and after the Termination Date terminating Employee’s employment, the Bank agrees to provide Employee with the following consideration:

(a)     The Bank shall pay to Employee salary continuation at Employee’s current base rate of pay continuing through to and including the Termination Date. These payments shall be made in accordance with the Bank’s normal payroll practices and shall be subject to all applicable withholdings and deductions. The period from the date hereof through to the Termination Date shall be considered a transition period and shall be known as the “Notification Period.”

(b)    Subject to the parties’ acknowledgement that Employee’s employment will terminate as of the Termination Date, the Bank shall pay to Employee three (3) months of severance in a lump sum payment, less lawful deductions required by law. Such payment will be made within ten (10) business days after the Bank receives this Agreement signed by Employee (such date being the “Effective Date”) and following the expiration of the revocation period described in paragraph 8 below. Commencing as of the day following the termination date, Employee shall be entitled to elect to continue such medical and dental coverage in accordance with the continuation requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at Employee’s own expense and pursuant to the requirements of COBRA. Employee’s coverage under all other employee benefit programs currently provided by the Bank, including, but not limited to the Bank’s pension and 401(k) plans, the 401(k) loan program, and Long Term Disability, shall cease as of the Termination Date. Notwithstanding the severance payments set forth and available under either this subsections, Employee shall be ineligible for any annual or year-end bonus, incentive, or other additional rewards of any kind offered or distributed by the Bank to its employees for the years 2005 and 2006.

2.            IN EXCHANGE FOR THE CONSIDERATION SET FORTH IN THIS AGREEMENT, WHICH EMPLOYEE ACKNOWLEDGES IS IN ADDITION TO THAT WHICH EMPLOYEE WOULD OTHERWISE BE ENTITLED TO RECEIVE, EMPLOYEE HEREBY KNOWINGLY AND VOLUNTARILY RELEASES AND DISCHARGES THE BANK, ITS PREDECESSORS, SUCCESSORS, PARENT CORPORATIONS, SUBSIDIARIES, OR AFFILIATES, AND EACH OF ITS OR THEIR EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, BENEFIT COMMITTEES, TRUSTEES, FIDUCIARIES, PLANS, AND TRUSTS, AND THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (HEREINAFTER COLLECTIVELY REFERRED TO AS THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, AND CAUSES OF ACTION, WHICH EMPLOYEE MAY HAVE OR CLAIM TO HAVE AGAINST THE BANK OR ANY OF THE RELEASEES RELATING TO EMPLOYEE’S EMPLOYMENT OR THE TERMINATION OF EMPLOYEE ’S EMPLOYMENT WITH THE BANK. THE CLAIMS RELEASED INCLUDE, BUT ARE NOT LIMITED TO:

(a)          all claims for any compensation whatsoever, including but not limited to back wages, front pay, incentive and other bonuses, stock awards, car allowance, moving expenses, fringe benefits, insurance benefits, vacation time or pay, reinstatement, retroactive seniority, pension benefits, 401(k) benefits, restricted stock, stock options, severance pay, or any other form of economic loss;

(b)          all state and federal statutory claims, including claims arising under the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Sarbanes-Oxley Act, the Family and Medical Leave Act, and the Employee Retirement Income Security Act;

(c)	all claims arising under the United States, New Jersey, or New York Constitutions;
(d)	all statutory claims, including but not limited to claims arising under:
•	All claims arising under the United States or any state constitutions
•	All claims arising under any Executive order or derived from or based upon any state or federal regulations,

•

All common law claims including claims for wrongful discharge, public policy claims, retaliation claims, claims for breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, conspiracy, loss of consortium, tortuous interference with contract or prospective economic advantage, promissory estoppel and negligence;

•	All claims for any compensation including back wages, front pay, bonuses or awards,fringe benefits, reinstatement, retroactive seniority, or any other form of economic loss;
•

All claims for personal injury including physical injury, mental anguish, emotionaldistress, pain and suffering, embarrassment, humiliation, damage to name or reputation, liquidated damages, and punitive damages and

•	All claims for legal fees.
•	The National Labor Relations Act;
•	Title VII of the Civil Rights Act;
•	Civil Rights Act of 1991;
•	Sections 1981 through 1988 of Title 42 of the United States Code;
•	The Employee Retirement Income Security Act;
•	The Fair Credit Reporting Act;
•	The Immigration Reform Control Act;
•	The Americans with Disabilities Act;
•	The Rehabilitation Act;
•	The Age Discrimination in Employment Act;
•	The Occupational Safety and Health Act;
•	The Family and Medical Leave Act;
•	The Equal Pay Act;
•	The Uniformed Services Employment and Reemployment Rights Act;

•	Worker Adjustment and Retraining Notification Act;
•	Employee Polygraph Protection Act;
•	The New Jersey Law Against Discrimination;
•	The New Jersey Family Leave Act;
•	The New Jersey State Wage and Hour Law;
•	The New Jersey Conscientious Employee Protection Act;
•	The New Jersey Equal Pay Law;
•	The New Jersey Occupational Safety and Health Law;
•	The New Jersey Smokers’ Rights Law;
•	The New Jersey Genetic Privacy Act;
•	The New Jersey Fair Credit Reporting Act;
•	The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing AWorkers’ Compensation Claim;

•	The New Jersey Public Employees’ Occupational Safety and Health Act;
•	New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination;
•	Whistleblower Protection, Jury Duty, Witness Duty, Lie Detector Tests,
•	Psychological and Audio Stress Evaluators, and Arrest Records; and
•	And any other federal, state or local civil rights law or any other local, state or federal laws, regulations or ordinances.

(e)          all claims arising under any Executive Order or derived from or based upon any state or federal regulations;

(f)           all common law claims, including claims for wrongful discharge, public policy claims, retaliation claims, claims for breach of an express or implied contract including claims based upon any employee handbooks, guides, manuals, policies or procedures in effect at the Bank at any time, claims for breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, conspiracy, loss of consortium, tortious interference with contract or prospective economic advantage, promissory estoppel and negligence;

(g)         all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, liquidated damages, and punitive damages;

(h)	all claims for costs and attorneys’ fees; and

(i)          any other claims based upon federal, state or local civil rights laws, whistle-blower or any other local, state or federal laws, regulations or ordinances and any public policy, contract (oral, written or implied), tort constitution or common law.

(j)          Employee represents that Employee has no charge, claim or lawsuit of any kind pending against the Bank and Employee covenants and agrees not to file a lawsuit or initiate any action against the Bank seeking any personal recovery or personal injunctive relief with respect to any matter arising out of or relating in any way to Employee’s employment with the Bank and/or the termination of that employment. Nothing in this paragraph shall prohibit Employee from (a) bringing any action to enforce the terms of this Agreement; or (b) filing a timely charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) regarding the validity of this Agreement or filing a timely charge or complaint with the EEOC (although Employee expressly waives any right to personal monetary recovery or personal injunctive relief in connection with any such charge or complaint available to Employee or on behalf of any other parties).

(k)         It is expressly understood and agreed that this Agreement (i) does not waive or release any rights or claims which may arise after the date on which the Agreement is signed by Employee, except as set forth herein; (ii) does not waive or release any vested benefit possessed by Employee as a result of Employee’s employment with the Bank, except as set forth herein; and (iii) does not waive or release any rights which Employee may possess (pursuant to law or pursuant to the certificate of incorporation or by-laws of the Bank) for indemnification for lawful conduct undertaken by Employee within the scope of Employee’s employment as an officer or employee of the Bank.

3.          Employee acknowledges and agrees that during and up to and including the Termination Date, Employee shall be and shall remain an active employee of the Bank. As an active employee of the Bank, Employee shall be required to perform Employee’s duties and responsibilities in accordance with, and at a level the befits, the requirements of Employee’s position and experience.

4.          The Bank hereby releases and discharges Employee from any and all known claims, liabilities, loans, expense obligations, demands, and causes of action, which the Bank may have or claim to have against Employee arising from any lawful conduct undertaken by Employee within the scope of Employee’s employment as an officer or employee of the Bank. Nothing in this paragraph releases Employee from any obligations under this Agreement, or from any claims, liabilities, demands, or causes of action which may arise after the date of this Agreement, or from any claims, liabilities, demands or causes of action which the Bank may have or claim to have against Employee arising from any conduct undertaken by Employee within the scope of Employee’s employment or as an officer or employee of the Bank where a court of competent jurisdiction deems such conduct to be unlawful.

5.           (a)        Employee agrees to maintain in confidence and not to disclose the terms of this Agreement. It shall not be considered a breach of the obligation of confidentiality for Employee to make disclosure of the terms of this Agreement (i) to Employee’s immediate family (who shall also maintain the terms in confidence); (ii) in order to obtain private and confidential legal, tax or financial advice; or (iii) at any time following the disclosure by the Bank of the terms of the Agreement in any Securities and Exchange Commission filings. Nothing contained in this subparagraph shall preclude the Bank from making disclosure of the terms of this Agreement for purposes of implementing the Agreement, or for purposes of its reporting obligations under the rules of the Securit ies and Exchange Commission or the New York Stock Exchange or otherwise.

(b)         Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against the Bank in any forum or form.

(c)         Employee and the Bank mutually agree not to make any statements or issue any communications, whether written or oral, that disparage, criticize or otherwise reflect adversely upon one another, except if testifying truthfully under oath pursuant to a lawful court order or subpoena or otherwise responding to or providing disclosures to regulatory authorities as required by law.

6.          This Agreement shall not be construed as an admission or acknowledgment of any wrongdoing or liability by the Bank with respect to any aspect of Employee’s employment or the termination of that employment. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Bank of any liability or unlawful conduct of any kind.

7.          Employee is hereby advised that Employee should consult with an attorney prior to signing this Agreement. Employee represents to the Bank that Employee has had the opportunity to discuss this Agreement with whomever Employee wished, including an attorney of Employee’s own choosing and at Employee’s own cost. Employee also states that Employee has had the opportunity to read, review and consider all of the provisions of this Agreement; that Employee understands its provisions and its final and binding effect upon Employee; and that Employee is accepting the consideration offered to Employee and entering into this Agreement freely, voluntarily, and without duress or coercion.

8.         Employee understands that Employee has twenty-one (21) days within which to consider this Agreement before signing it and returning it to the Bank and that, after signing the Agreement, Employee may revoke Employee’s signature within seven (7) calendar days of the Execution Date by providing written notification of Employee’s decision to revoke Employee’s signature to Peter Visaggio, First Senior Vice President, 1000 MacArthur Blvd., Mahwah, NJ. 07430. Such revocation must be received on or before the seventh day after the Execution Date.

9.          This Agreement and shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision.

10.         In the event either party breaches any provision of this Agreement, Employee and the Bank affirm that either may institute an action to specifically enforce any term or terms of this Agreement, in addition to any other legal or equitable relief permitted by law. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

11.         This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to enter into this Agreement, except for those set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

HUDSON UNITED BANCORP and

HUDSON UNITED BANK

By:	/s/ Peter Visaggio	/s/ Jacques Driscoll
Name:	Peter Visaggio	JACQUES DRISCOLL
Title:	First Senior Vice President

Director of Human Resources

DATED: May 19, 2005	DATED: May 13, 2005

INDIVIDUAL ACKNOWLEDGMENT

(Jacques Driscoll)

STATE OF MINNESOTA )
) ss.
COUNTY OF RAMSEY )

I CERTIFY that on the date set forth below, the above referenced person personally came before me, and signed, sealed and delivered this document as his/her act and deed in his/her individual capacity.

Signed and sworn to before me on

this 13th day of May, 2005.

/s/ Lily Krzyzaniak	[ Notary Seal ]

Name: Lily Krzyzaniak

Address: 999 Village Ct. DR.

Notary Public, State of Minnesota

THIS AGREEMENT IS NOT BINDING ON EITHER PARTY UNTIL SIGNED BY SUCH PARTY AND THIS REQUIREMENT MAY NOT BE WAIVED BY EITHER PARTY